UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 10, 2012 (August 6, 2012)

T3 MOTION, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35133	20-4987549
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification Number)

2990 Airway Avenue
Costa Mesa, California 92626

(Address of principal executive offices)

Registrant’s telephone number, including area code: (714) 619-3600

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

The following discussion provides only a brief description of the applicable documents described below. The discussion is qualified in its entirety by the full text of the respective transaction documents attached to this Current Report on Form 8-K as exhibits 10.1 through 10.2.

Note and Security Agreement

On July 10, 2012, T3 Motion, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with JMJ Financial (“JMJ”). In connection with the Purchase Agreement, the Company and JMJ also entered into a Secured Promissory Note Agreement (the “Note”) and a Security Agreement. Pursuant to the terms and subject to the conditions set forth in the Purchase Agreement, JMJ provided a senior secured bridge loan to the Company in the aggregate principal amount of $275,000 (the “Loan”). Pursuant to the terms of the Security Agreement, the Loan is secured by all assets of the Company. JMJ delivered net proceeds to the Company in the amount of $250,000. The Note was originally due 21 days following receipt of the net proceeds, or July 31, 2012, but the parties amended the due date of the Note to August 7, 2012.

On August 7, 2012, the Company and JMJ entered into an amendment which extended the due date of the Note until August 10, 2012. This amendment is included in its entirety as Exhibit 10.1.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 6, 2012, the Company’s Board of Directors appointed Rod Keller Jr. as a member of the Company’s Board of Directors. Mr. Keller is currently the Chief Executive Officer of the Company and the appointment was a condition of his employment as described in his employment agreement, which included a clause that Mr. Keller be appointed as a Director within 120 days of his April 9, 2012 start date. A copy of Mr. Keller’s employment agreement was previously filed on Form 8-K with the Securities and Exchange Commission on April 2, 2012. Mr. Keller has not been appointed to any committees of the Board of Directors and he is not expected to be appointed to any committee of the Board of Directors. Mr. Keller will receive no compensation for his service as a Director of the Company other than his compensation as Chief Executive Officer as described in his employment letter.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 6, 2012, the Company amended its bylaws to expand the Company’s Board of Directors from five Directors to seven Directors. Section 3.02 of Article III of the Bylaws was amended in its entirety to read as follows:

Section 3.02 NUMBER AND TERM. The authorized number of directors of the Corporation shall be established from time to time by the Board. Until changed by an amendment to this Section 3.02, the authorized number of directors of the Corporation shall be seven (7). Directors need not be stockholders of the Corporation. Each director shall hold office until a successor is elected and qualified or until the director resigns or is removed.

The amended and restated bylaws of T3 Motion Inc. are included in their entirety as Exhibit 10.2.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:

No.	Description
10.1	Amendment to Secured Promissory Note Agreement, by and between the Company and JMJ Financial, dated August 7, 2012.

10.2	Amended and Restated Bylaws of T3 Motion, Inc. dated August 6, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

T3 Motion, Inc.

Date: August 10, 2012	By:	/s/ Domonic J. Carney
Name: Domonic J. Carney
Title: Chief Financial Officer

EXHIBIT INDEX

No.	Description
10.1	Amendment to Secured Promissory Note Agreement, by and between the Company and JMJ Financial, dated August 7, 2012.

10.2	Amended and Restated Bylaws of T3 Motion, Inc. dated August 6, 2012.